UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 13, 2015

TRYCERA FINANCIAL, INC.
 (Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

18100 Von Karman Ave, Suite 850, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 705-4480
(Registrant’s telephone number, including area code)

18100 Von Karman Ave, Suite 850, Irvine, California 92612
 (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 12, 2015, the Company entered into a Subscription Agreement with an accredited investor who agreed to purchase One Hundred Twenty Five Thousand (125,000) shares of Restricted Common Stock at Three Dollars ($3.00) per share for a total purchase price of Three Hundred Seventy Five Thousand Dollars ($375,000).

The shares are to be issued in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

Item 3.02   Unregistered Sales of Equity Securities

On May 12, 2015, the Company issued One Hundred Twenty Five Thousand (125,000) shares of Restricted Common Stock to an accredited investor who agreed to purchase these shares at a price of Three Dollars ($3.00) per share.

The shares will be issued  in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL,  INC.
(Registrant)

Date:   May 13, 2015                                                                           By:  /s/ Ray A. Smith
Ray A. Smith
President